DOBSON COMMUNICATIONS CORPORATION

                            2002 STOCK INCENTIVE PLAN

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                                    ARTICLE I

                                     PURPOSE

     SECTION 1.01 Purpose. This Stock Incentive Plan is established by Dobson Communications Corporation (the "Company") to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Awards to Participants on the terms and subject to the conditions set forth in the Plan.

     SECTION 1.02 Establishment. The Plan is effective as of April 19, 2002 and for a period of 10 years from such date. The Plan will terminate on April 18, 2012, however, it will continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

     SECTION 1.03 Shares Subject to the Plan. Subject to Articles IV and VIII of this Plan, Awards may be made under this Plan for a total of 7,000,000 shares of Common Stock. A maximum of 500,000 shares of the Class A Common Stock subject to the Plan may be granted as Restricted Stock Awards (the "Restricted Stock Award Limit").

     SECTION 1.04 Shareholder Approval. The Plan shall be approved by the holders of shares of the Company's outstanding common stock representing a majority of the total combined voting power of the Company's outstanding shares of common stock entitled to vote for the election of directors of the Company, present, or represented, and entitled to vote at a meeting called for such purposes, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards under the Plan may be granted to Participants, but no such Awards may be exercised or paid prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.

                                   ARTICLE II

                                   DEFINITIONS

     SECTION 2.01 "Affiliated Entity" means any partnership or limited liability company, a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

     SECTION 2.02 "Award" means, individually or collectively, any Option or Restricted Stock Award granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     SECTION 2.03 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     SECTION 2.04 "Board" means the Board of Directors of the Company.

     SECTION 2.05 "Change of Control" and "Change of Control Events" mean the occurrence of one of the events designated in Section X.

     SECTION 2.06 "Code" means the Internal Revenue Code of 1986, as amended. Reference to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

     SECTION 2.07 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Article III hereof consisting of not less than two members of the Board.

     SECTION 2.08 "Common Stock" means the Class A Common Stock, par value $0.001 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article VIII.

     SECTION 2.09 "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     SECTION 2.10 "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

     SECTION 2.11 "Director" means any person who is a member of the Board.

     SECTION 2.12 "Eligible Employee" means any employee of the Company, a Subsidiary or an Affiliated Entity.

     SECTION 2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     SECTION 2.14 "Fair Market Value" means if, at the time an Award is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Award is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market. If the Common Stock is not publicly traded at the time an Award is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     SECTION 2.15 "Incentive Stock Option" means an Option within the meaning of
Section 422 of the Code.

     SECTION 2.16 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     SECTION 2.17 "Option" means an Award granted under Article VI of the Plan.

     SECTION 2.18 "Participant" means a Director, an Eligible Employee or an independent contractor to whom an Award has been granted by the Committee under the Plan.

     SECTION 2.19 "Plan" means this Dobson Communications Corporation 2002 Stock Incentive Plan.

     SECTION 2.20 "Restricted Stock Award" means an Award granted to a Director, Eligible Employee or an independent contractor under Article VII of the Plan.

     SECTION 2.21 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

                                   ARTICLE III

                                 ADMINISTRATION

     SECTION 3.01 Administration by Committee. The Committee shall administer the Plan. Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) Select the Participants to be granted Awards.

          (b) Determine the time or times when Awards will be made.

          (c) Determine the form of an Award, whether an Option or Restricted Stock, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

          (d) Determine whether Awards will be granted singly or in combination.

          (e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company.

          (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     SECTION 3.02 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV

                                 GRANT OF AWARDS

     SECTION 4.01 Committee to Grant Awards. The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

          (a) Subject to Article VIII, the aggregate number of shares of Common Stock made subject to the Award of Options to any Participant in any fiscal year of the Company may not exceed 2,000,000.

          (b) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock shall be available again for grant under the Plan.

          (c) Awards to directors or officers of the Company, a Subsidiary or Affiliated Entity must be approved and made by the Board to be effective.

          (d) Common Stock delivered by the Company in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

          (e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

          (f) Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.

                                    ARTICLE V

                                   ELIGIBILITY

     Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Employees, Directors and independent contractors to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

                                   ARTICLE VI

                                  STOCK OPTIONS

     SECTION 6.01 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Participants. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.02.

     SECTION 6.02 Conditions of Options. Each Option so granted shall be subject to the following conditions:

          (a) Exercise Price. As limited by Section 6.02(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Nonqualified Stock Option shall be granted at an exercise price which is less than 75% of the Fair Market Value of the Common Stock on the Date of Grant.

          (b) Means of Exercising Options. An Option (or any part of installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock that have been held by the Participant for at least six months, having a fair market value equal as of the date of the exercise to the cash exercise price of the Option but only to the extent such exercise of an Option would not result in an accounting compensation charge with respect to the shares used to pay the exercise price unless otherwise determined by the Committee, (c) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an Option by means of the methods set forth in clauses (b), and (c) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Option in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in Article VIII with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

          (c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

          (d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option;
     (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon the exercise of Options must be held before sale or transfer shall be permitted; (iv) conditions under which Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and (vi) the achievement by the Company of specified performance criteria.

          (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary and shall not be granted to Directors who are not also Eligible Employees of the Company or a Subsidiary and shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, its parent or any Subsidiary) not exceed $100,000. Incentive Stock Options, which are in excess of the applicable $100,000 limitation, will be automatically recharacterized as Nonqualified Stock Options as provided under Section
     6.03 of this Plan. No Incentive Stock Options shall be granted to any Eligible Employee if, immediately before the grant of an Incentive Stock Option, such Eligible Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than five years from the date such Incentive Stock Option is granted.

          (f) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

     SECTION 6.03 Options Not Qualifying as Incentive Stock Options. With respect to all or any portion of any Option granted under this Plan not qualifying as an "incentive stock option" under Section 422 of the Code, such Option shall be considered as a Nonqualified Stock Option granted under this Plan for all purposes. This Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) which are required to provide that all Incentive Stock Options granted hereunder shall be "incentive stock options" described in Section 422 of the Code. Further, in the event that the Committee grants Incentive Stock Options under this Plan to a Participant, and, in the event that the applicable limitation contained in Section 6.02(e) herein is exceeded, then, such Incentive Stock Options in excess of such limitation shall be treated as Nonqualified
Stock Options under this Plan subject to the terms and provisions of the applicable Award Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Options as Nonqualified Stock Options.

                                   ARTICLE VII

                             RESTRICTED STOCK AWARD

     SECTION 7.01 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Participant. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

     SECTION 7.02 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

          (a) Restriction Period. In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company of specified performance criteria, vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof; provided, however, each Restricted Stock Award shall have a minimum Restriction Period of at least one year. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Article X, the Committee may, in its sole discretion, modify or accelerate the vesting of a Restricted Stock Award in the case of the death or disability of the Participant.

          (b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          (c) Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                                  ARTICLE VIII

                                STOCK ADJUSTMENTS

     In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan as provided in
Section 1.03 hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Options under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VIII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VIII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                   ARTICLE IX

                                     GENERAL

     SECTION 9.01 Amendment or Termination of Plan. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VIII); provided, that any amendment to the Plan shall require approval of the shareholders if, in the opinion of counsel to the Company, such approval is required by any Federal or state law or any regulations or rules promulgated thereunder.

     SECTION 9.02 Dividends and Dividend Equivalents. The Committee may choose, at the time of the grant of any Award or any time thereafter up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock.

     SECTION 9.03 Acceleration of Otherwise Unexercisable Options and Vesting of Restricted Stock on Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase (or to become vested in) all or any part of the shares subject to any unvested Award (whether covering Options or Restricted Stock) on the date of the Participant's Disability, death, or as the Committee otherwise so determines.

     SECTION 9.04 Limitations on Exercise After Termination of Employment. Unless otherwise provided in the Participant's Award Agreement, with respect to Awards which have already vested at the date of termination of employment or the vesting of which is accelerated by the Committee in accordance with Section 9.03, the Participant or the personal representative of a deceased Participant shall automatically have the right to exercise such vested Awards within three months of such date of termination of employment or one year in the case of a Participant suffering a Disability or three years in the case of a deceased Participant.

     SECTION 9.05 Limited Transferability. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options to be granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners. In addition (x) there may be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 9.05. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 9.04 hereof the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section
9.04 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9.04 hereof. No transfer pursuant to this Section 9.05 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. In addition, Options shall be transferable by will or the laws of descent and distribution; however, no such transfer of an Option by the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Option.

     SECTION 9.06 Withholding Taxes. A Participant must pay the amount of taxes required by law upon the exercise or payment of an Award (i) in cash, (ii) at the discretion of the Committee, by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such minimum required withholding taxes, or (iii) a combination of the foregoing.

     SECTION 9.07 Amendments to Awards. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable, earned, paid or vested, to the extent it deems appropriate, including by example and not by limitation, the acceleration of vesting of Awards; provided, however, that any such amendment which is adverse to the Participant with respect to awards previously granted shall require the Participant's consent.

     SECTION 9.08 Securities Laws. The Company shall have no obligation to issue or deliver certificates representing shares of Common Stock subject to Awards if such issuance or delivery would violate any federal or state securities or other laws or prior to:

          (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

          (b) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 9.09 Right to Continued Position or Employment. Participation in the Plan shall not give any Director any right to remain a Director of the Company or any Eligible Employee any right to remain in the employ of the Company, any Subsidiary or any Affiliated Entity. The adoption of this Plan shall not be deemed to give any Director, Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

     SECTION 9.10 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     SECTION 9.11 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     SECTION 9.12 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

     SECTION 9.13 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                                    ARTICLE X

                             CHANGE OF CONTROL EVENT

     Awards granted under the Plan may, in the discretion of the Committee, provide in the Award Agreement that such Awards shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event. A Change of Control Event shall mean the occurrence of any of the following events:

          (i) Dobson CC Limited Partnership, an Oklahoma limited partnership, and its affiliates cease to beneficially own at least 35% of the total combined voting power of all classes of outstanding capital stock of the Company entitled to vote in the election of the directors of the Company; or

          (ii) Any "person" or "group," within the meaning of Section 13 (d) or 14 (d)(2) of the Securities Exchange Act of 1934 becomes the ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 35% of the total combined voting power of all classes of outstanding capital stock of the Company entitled to vote in the election of directors of the Company, on a fully diluted basis, and such beneficial ownership represents a greater percentage of such total combined voting power, on a fully diluted basis, than is held by Dobson CC Limited Partnership and its affiliates on such date; or

          (iii) Individuals who on April 19, 2002 constituted the Board of Directors of the Company, together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the Company's stockholders was approved by a majority of the members of the Board of Directors of the Company then in office who either were members of the Board of Directors of the Company of April 19, 2002 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Company's Board of Directors then in office; or

          (iv) The sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the combined assets of the Company and all of its subsidiaries, taken as a whole, to any person other than a wholly-owned subsidiary of the Company or Dobson cc Limited Partnership or any of its affiliates; or

          (v) The adoption of a plan of liquidation or dissolution of the Company.